EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

     This agreement is dated July 8, 2002 between ________ (“Purchaser”), and NeoTherapeutics, Inc. (“Company”), whereby the parties agree as follows:

     The Purchaser shall buy and the Company agrees to sell ________shares (“Shares”) of the Company’s Common Stock at a price of $0.17 per share for the total amount of ________. The Shares have been registered on a Form S-3, File No. 333-53108, which registration statement has been declared effective by the Securities and Exchange Commission. The Shares are free of restrictive legends and are free of any resale restrictions. The Company is delivering herewith a prospectus supplement on Form 424 (b)(2) regarding the sale of the Shares prior to funding.

     The Purchaser shall wire the purchase amount to the Company to the account set forth below.

Company Wire Transfer Instructions:

Chase Manhattan Bank 1 Chase Plaza New York, NY 10004 ABA # 021 000 021 FBO Salomon Smith Barney A/C # 066-198038 For Further Credit to: Neotherapeutics, Inc. A/C # 561-04051-19-103

     The Company shall cause its transfer agent to transmit the Shares electronically to the Purchaser by crediting the account set forth below through the Deposit Withdrawal Agent Commission system.

     Purchaser DWAC Instructions:

AGREED AND ACCEPTED:

NeoTherapeutics, Inc.

By:

Name: Title:

PURCHASER:

By:

Name: Title:

SCHEDULE 1

Purchaser	Shares	Purchase Price

Alpha Capital A.G.	2,941,177	$500,000
Stonestreet L.P.	1,764,705	$300,000
Excalibur Limited Partnership	882,353	$150,000
Cranshire Capital L.P.	882,353	$150,000